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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                          DATE OF REPORT: MAY 22, 2002
                        (Date of earliest event reported)




                             GENOMIC SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)




      DELAWARE           COMMISSION FILE NO. 000-30549          38-3383038
(State of incorporation)                                 (IRS Employer I.D. No.)



                               4355 VARSITY DRIVE
                            ANN ARBOR, MICHIGAN 48108
                    (Address of principal executive offices)



                                 (734) 975-4800
              (Registrant's telephone number, including area code)




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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On May 22, 2002, the Board of Directors of Genomic Solutions Inc. ("the Company") and its Audit Committee dismissed Arthur Andersen LLP ("Arthur Andersen" or "Andersen") as the Company's independent public accountants and engaged Ernst & Young ("E&Y") to serve as the Company's independent public accountants for the fiscal year 2002.

         Arthur Andersen's reports on the Company's consolidated financial statements for the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended December 31, 2001 and 2000 and through May 22, 2002, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated May 22, 2002, stating its agreement with such statements.

         During the years ended December 31, 2001 and 2000 and through the date of the Board's decision, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


ITEM 7.  EXHIBITS

16. Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 22, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENOMIC SOLUTIONS INC.,
                                            a Delaware corporation


Date:  May 22, 2002                         By:      /s/ Steven J. Richvalsky
                                                     ---------------------------
                                                     Steven J. Richvalsky
                                            Its:     Executive Vice President
                                                     and Chief Financial Officer

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                                 Exhibit Index

Exh. NO                 Description
-------                 -----------
  16. Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 22, 2002.